FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO. 333-131213



                              TERM SHEET SUPPLEMENT
                For use with base prospectus dated August 8, 2006

                        Residential Accredit Loans, Inc.
                                    Depositor

                         Residential Funding Corporation
                           Sponsor and Master Servicer

                                   QA Program
                 Mortgage Asset-Backed Pass-Through Certificates
                          (Issuable in Series 2006 QA7)

The Trusts

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor. The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans. The mortgage loans will be master serviced by Residential Funding Corporation.

The Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus. The certificates will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust. A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning n page S-7 in this term sheetsupplement.
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THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.


                                 August 8, 2006

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the related base prospectus and the prospectus supplement for any series. The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.



                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this term sheet supplement as a Relevant Member State, each underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this term sheet supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

Each underwriter will represent and agree that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this term sheet supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

    Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide information to you about the offered certificates of any series in three or more separate documents that provide progressively more detail:

        - the related base prospectus, dated August 8, 2006, which provides general information, some of which may not apply to your series of certificates;

        - this term sheet supplement, which provides general information about series of certificates issued pursuant to the depositor's QA program, some of which may not apply to the offered certificates of any series; and

        - one or more term sheets, which describe terms applicable to the classes of the series of offered certificates described therein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

The information in this term sheet supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates of a series, supersedes any information contained in any prior similar materials relating to such certificates. The information in this term sheet supplement is preliminary, and is subject to completion or change. This term sheet supplement is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter's obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                                TABLE OF CONTENTS

                                                       Page
RISK FACTORS ............................................7
    Risk of Loss ........................................7
    High LTV Loans Without Mortgage Insurance ..........12
    Risks Relating to Primary Mortgage Insurers ........12
    Risks Relating to Cooperative Loans ................12
    Limited Obligations ................................13
    Liquidity Risks ....................................13
    Bankruptcy Risks ...................................13
    Special Yield and repayment Considerations .........14
ISSUING ENTITY .........................................21
SPONSOR AND MASTER SERVICER ............................21
    Sponsor Securitization Experience ..................21
    Master Servicer Servicing Experience ...............24
AFFILIATIONS AMONG TRANSACTION PARTIES .................27
DESCRIPTION OF THE MORTGAGE POOL .......................27
    General ............................................27
    Static Pool Information ............................30
    Mortgage Rate Adjustment ...........................31
    Standard Hazard Insurance and Primary Mortgage
        Insurance ......................................32
    The Program ........................................32
    Underwriting Standards .............................34
    Automated Valuation Models .........................34
    Additional Information .............................34
DESCRIPTION OF THE CERTIFICATES ........................35
    General ............................................35
    Glossary of Terms ..................................36
    Interest Distributions .............................43
    Prepayment Charges .................................45
    Principal Distributions ............................46
    Excess Cash Flow and Overcollateralization .........46
    Allocation of Losses ...............................48
    Advances ...........................................49
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS ............50
    General ............................................50
    Prepayment Considerations ..........................50
    Allocation of Principal Payments ...................52
    Realized Losses and Interest Shortfalls ............53
    Purchase Price .....................................54
    Pass-Through Rates .................................54
    Assumed Final Distribution Date ....................55
    Weighted Average Life ..............................55
    Additional Yield Considerations Applicable Solely
        to the Residual Certificates ...................55
POOLING AND SERVICING AGREEMENT ........................56
    General ............................................56
    Custodial Arrangements .............................56
    The Master Servicer and Subservicers ...............56
    Servicing and Other Compensation and Payment
        of Expenses ....................................61
    Reports to Certificateholders ......................61
    Voting Rights ......................................62
    Termination ........................................62
    The Trustee ........................................63
LEGAL PROCEEDINGS ......................................63
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...............64
    Special Tax Considerations Applicable to
        Residual Certificates ..........................67
    Penalty Protection .................................69
USE OF PROCEEDS ........................................69
METHOD OF DISTRIBUTION .................................69
LEGAL OPINIONS .........................................70
RATINGS ................................................70
LEGAL INVESTMENT .......................................72
ERISA CONSIDERATIONS ...................................72

                                  Risk Factors

        The offered certificates of any series are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

        You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

Underwriting
standards may affect
risk of loss on the
mortgage loans.
                                Generally, the mortgage loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

                                Examples  include  the following:


                                o mortgage loans secured by non-owner occupied properties may present a greater risk that the borrower will stop making monthly payments if the borrower's financial condition deteriorates;

                                o mortgage loans with loan-to-value ratios greater than 80% (i.e., the amount of the loan at origination is 80% or more of the value of the mortgaged property) may increase the risk that the value of the mortgaged property will not be sufficient to satisfy the mortgage loan upon foreclosure;

                                o mortgage loans with loan-to-value ratios of greater than 80% which may be as high as 100% at origination, with no mortgage insurance, may increase the likelihood that the value of the mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure unless the value of the mortgaged property increases;

                                o mortgage loans made to borrowers who have high debt-to-income ratios (i.e., the amount of debt service on the other debt of the borrower represents a large portion of his or her income) may result in a deterioration of the borrower's financial condition that could make it difficult for the borrower to continue to make mortgage payments; and

                                o mortgage loans made to borrowers whose income is not required to be disclosed or verified may increase the risk that the borrower's income is less than that represented.

                                Some of the mortgage loans with loan-to-value ratios over 80% may be insured by primary mortgage insurance. However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                                In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                See  "The  Trusts--Underwriting   Policies"  and
                                "Certain Legal Aspects of Mortgage Loans and Contracts" in the related base prospectus.

The return on your
certificates could be
reduced by shortfalls
due to the
Servicemembers Civil
Relief Act.
                                The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. Current or future military operations of the United States may increase the number of borrowers who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer for the applicable series of certificates will not be required to advance these shortfalls as delinquent payments, and the shortfalls will not be covered by any form of credit enhancement on the certificates of that series. Interest shortfalls on the mortgage loans included in the trust established for any series due to the application of the Relief Act or similar legislation or regulations will be applied to reduce the accrued interest on each interest-bearing class of certificates of that series on a pro rata basis.

                                The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses on the mortgage loans included in the trust established for any series will be borne primarily by the class of certificates of that series with a certificate principal balance greater than zero with the lowest payment priority.

                                We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

                                See the definition of Accrued Certificate Interest under "Description of the Certificates--Glossary of Terms" in this term sheet supplement and "Certain Legal Aspects of Mortgage Loans and Contracts--Servicemembers Civil Relief Act" in the related base prospectus.

The return on your
certificates may be
affected by losses on
the mortgage loans,
which could occur due
to a variety of causes.
                                Losses on mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, as well as adverse changes in a borrower's financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your
certificates may be
particularly sensitive
to changes in real
estate markets in
specific regions.
                                One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. If the regional economy or housing market weakens in any region having a significant concentration of properties underlying mortgage loans included in the trust established for any series, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to holders of the related series of certificates. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war. The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans included in any loan group may be concentrated in these regions. This concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without that concentration.

                                Several hurricanes, which struck Louisiana, Alabama, Mississippi, Texas and Florida in recent months, may have adversely affected mortgaged properties located in those states. Generally, the mortgage pool does not include mortgage loans secured by mortgaged properties located in the federal emergency management agency ("FEMA") designated individual assistance zones. However, FEMA-designated individual assistance zones are subject to change from time to time by FEMA and, therefore, no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged properties located in those areas. Further, mortgage loans in the mortgage pool may be secured by mortgaged properties in FEMA-designated public assistance areas, which also may include mortgaged properties in areas that were affected by the hurricanes. Residential Funding will make a representation and warranty that each mortgaged property underlying a mortgage loan included in the trust established for any series is free of damage and in good repair as of the closing date for that series. In the event that a mortgaged property underlying a mortgage loan included in the trust established for any series is damaged as of the closing date for that series and that damage materially and adversely affects the value of or the interests of the holders of the certificates of that series in the related mortgage loan, Residential Funding will be required to repurchase the related mortgage loan from the trust. Any such repurchases may shorten the weighted average lives of the certificates of that series. We will not know how many mortgaged properties underlying the mortgage loans included in the trust established for any series will have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool for that series will be affected.

Excess interest from
the mortgage loans
may not provide a
dequate credit
enhancement.
                                The amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate class certificate balance of the classes of certificates, other than the Class SB and Class R Certificates, is called "overcollateralization." Except as provided in a final term sheet, the initial level of overcollateralization (that is, the overcollateralization on the closing date) is expected to be approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement. The mortgage loans are expected to accrue more interest than is needed to pay interest on the classes of certificates because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on such classes of certificates plus the weighted average expense fee rate. In the event that the level of overcollateralization is reduced, such "excess interest" will be used to make additional principal payments on the classes of certificates to the extent described in this term sheet supplement. Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain the required level of overcollateralization.

                                The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates. The pass-through rate of each class of interest-bearing certificates is subject to a net rate cap which generally is based on the weighted average adjusted net mortgage rates of the mortgage loans, as may be adjusted as described in a final term sheet. If the pass-through rate on one or more classes is limited by the applicable net rate cap, it may be necessary to apply all or a portion of the interest funds available to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose.

                                If the protection afforded by overcollateralization is insufficient, then the holders of the offered certificates could experience a loss on their investment.

The value of your
certificates may be
reduced if losses are
higher than expected.
                                If the performance of the mortgage loans included in the trust established for any series is substantially worse than assumed by the rating agencies rating any class of certificates of that series, the ratings of any class of those certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A transfer of master
servicing in the event
of a master servicer
default may increase
the risk of  payment
application errors
                                If the master servicer defaults in its obligations under the pooling and servicing agreement, the master servicing of the mortgage loans may be transferred to the trustee or an alternate master servicer, as described under "The Pooling and Servicing Agreement - Rights Upon Event of Default" in the related base prospectus. In the event of such a transfer of master servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage
loans have an initial
interest only period,
which may increase
the risk of loss and
delinquency on these
mortgage loans.
                                Some of the mortgage loans included in the trust established for any series may have interest only periods of varying duration. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates of the related series from mortgage loans of this nature during their interest only period except in the case of a prepayment.

                                After the  initial  interest  only  period,  the
                                scheduled monthly payment on these mortgage loans may increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan can be relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

High LTV Loans
Without Mortgage
Insurance

The mortgage pool
includes certain loans
that may be subject to
a higher risk of loss
                                Some of the mortgage loans may have an LTV ratio at origination in excess of 80% but may not be insured by a primary mortgage insurance policy. Although primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria. The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.

Risks Relating to
Primary Mortgage
Insurers

You may incur losses
if a primary mortgage
insurer fails to make
payments under a
primary mortgage
insurance policy
                                Some of the mortgage loans may have an LTV ratio at origination in excess of 80% and may be insured by a primary mortgage insurance policy. If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.

Risks Relating to
Cooperative Loans

Cooperative loans
have  certain
characteristics that
may increase the risk
of loss
                                Some of the mortgage loans may not be secured directly by real property but may be cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of losses.

                                The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or
                                (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                                Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Cooperative Loans" in the related base prospectus.

Limited Obligations

Payments on the
mortgage loans and
the other assets of the
trust are the sole
source of payments
on your certificates.
                                The certificates offered in each series will represent interests only in the trust established for that series. The certificates do not represent an ownership interest in or obligation of the depositor, the master servicer or any of their affiliates. If proceeds from the assets of the trust established for any series of certificates are not sufficient to make all payments provided for under the pooling and servicing agreement for that series, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

Liquidity Risks

You may have to hold
your certificates to
maturity if their
marketability is limited.
                                A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriters for the related series nor any other person will have any obligation to make a secondary market in your certificates, and you have no right to request redemption of your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

                                Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Risks

Bankruptcy
proceedings  could
delay or reduce
distributions on the
certificates.
                                The transfer of the mortgage loans from any applicable seller to the depositor will be intended by the parties to be and will be documented as a sale. However, if any seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the applicable mortgage loans as a loan secured by those mortgage loans or to consolidate those mortgage loans with the assets of that seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans included in the trust established for any series available to make payments on the certificates of that series.

The Bankruptcy of a
Borrower May
Increase the Risk
of Loss on a Mortgage
Loan.
                                If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court may require modifications of the terms of a mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan. Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and
Prepayment
Considerations

The yield on your
certificates will vary
depending on various
factors.
                                The yield to maturity on each class of offered certificates of any series will depend on a variety of factors, including:

                                o the rate and timing of principal payments on the mortgage loans in the related loan group included in the trust established for any series, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                                o the allocation of principal payments on the mortgage loans in the related loan group among the various classes of offered certificates included in that series;

                                o realized losses and interest shortfalls on the mortgage loans in the related loan group;

                                o       the  pass-through  rate  for that class;
                                        and

                                o       the purchase price of that class.

                                As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean, in the case of a series with multiple loan groups, the loan group from which a class of certificates will receive distributions of principal and interest, and, in the case of a series with a single loan group, the mortgage pool.

                                The rate of prepayments is one of the most important and least predictable of these factors. No assurances are given that the mortgage loans will prepay at any particular rate.

                                In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of
prepayments on the
mortgage loans will
vary depending on
future market
conditions and other
factors.
                                Since mortgagors, in most cases, can prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain and are dependent upon a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. In addition, when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable rates, there may be an increase in prepayments. The factors described in the previous two sentences could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer, the depositor or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate. Streamlined documentation programs involve less verification of underwriting information than traditional documentation programs.

                                See "Description of the Mortgage Pool--The Program" and "Certain Yield and Prepayment Considerations" in this term sheet supplement and "Maturity and Prepayment Considerations" in the related base prospectus.

The recording of
mortgages in the
name of MERS may
affect the yield on the
certificates.
                                The mortgages or assignments of mortgage for all or a portion of the mortgage loans included in the trust established for any series may have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee for any series, then any related expenses shall be paid by the related trust and will reduce the amount available to pay principal of and interest on the certificates included in that series with certificate principal balances greater than zero with the lowest payment priorities.

                                The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                For additional information regarding MERS and the MERS(R) System, see "Description of the Mortgage Pool--General" and "Certain Yield and Prepayment Considerations" in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

The yield on your
certificates will be
affected by the
specific terms that
apply to that class,
discussed below.
                                The offered certificates of each class included in a series will have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of some of the categories of certificates that may be included in any series.

                                See     "Certain     Yield    and     Prepayment
                                Considerations" in this term sheet supplement.

Senior Certificates
                                Each Class of Senior Certificates will receive distributions primarily from the related loan group. Therefore, the yields on the Senior Certificates will be sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group.

                                See "Description of the Certificates--Principal Distributions on the Senior Certificates" in this term sheet supplement.

The yields on the
adjustable rate
certificates may be
affected by changes in
interest rates
                                The interest rate on any class of adjustable rate certificates will be based on an interest rate index plus a margin, subject to a cap equal to the weighted average of the net mortgage rates on the related mortgage loans, or weighted average net mortgage rate cap, as adjusted to take into account payments owed by the trust to the swap counterparty under a swap agreement, if any. Thus, the yield to investors on any class of adjustable rate certificates will be extremely sensitive to fluctuations of the applicable interest rate index and be adversely affected by the application of the weighted average net mortgage rate cap, as adjusted to take into account payments owed by the trust to the swap counterparty under a swap agreement, if any.

                                The difference between the weighted net mortgage rate cap, as adjusted to take into account payments owed by the trust to the swap counterparty under a swap agreement, if any, and the applicable interest rate index plus the related margin will create a shortfall that will carry forward with interest thereon. However, these shortfalls will only be payable from excess cash flow or, if applicable, a yield maintenance agreement, swap agreement or other derivative instrument, and may remain unpaid on the optional termination date, if the optional termination is exercised, or, if the optional termination is not exercised, on the final distribution date for the certificates.

                                In addition, because the initial mortgage rates on the related mortgage loans may be lower than the related minimum mortgage rates, the weighted average net mortgage rate cap, as adjusted to take into account payments owed by the trust to the swap counterparty under a swap agreement, if any, will initially be less than it will be once the related mortgage loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the related mortgage loans have adjusted to their fully indexed rate, there is a greater risk that the pass-through rate on the related adjustable rate certificates may be limited by the weighted average net mortgage rate cap, as adjusted to take into account payments owed by the trust to the swap counterparty under a swap agreement, if any.

Interest Only
Certificates
                                A class of interest only certificates included in any series will not be entitled to principal distributions and will receive interest distributions based on a notional amount, which may be based on all or a portion of the certificate principal balance of one or more classes of certificates included in the related series. Investors in a class of interest only certificates should be aware that the yield on that class will be extremely sensitive to the rate and timing of principal payments on the related class or classes of certificates, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the related class or classes of certificates will have an adverse effect on the yield to investors in a class of interest only certificates and could result in their failure to fully recover their initial investments.

Senior Support
Certificates
                                Investors in a class of senior support certificates of any series should be aware that all or a portion of losses on the mortgage loans in the related loan group included in the trust established for that series otherwise allocable to the related class or classes of super senior certificates will be allocated to that class of senior support certificates as and to the extent set forth in the final term sheet for that series. Therefore, the yield to maturity on that class of senior support certificates will be extremely sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

Subordinated
Certificates
                                The yield to investors in any class of the subordinated certificates of any series will be sensitive to the rate and timing of losses on the mortgage loans in all related loan groups for any series, if those losses are not covered by a more subordinate class of the subordinated certificates.

                                It is not expected that a class of subordinated certificates, other than any class of senior support certificates, will receive any distributions of principal payments until the distribution date set forth in the final term sheet for a class of certificates. On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans in each loan group may be allocated to the related senior certificates as described in this term sheet supplement, and none or a disproportionately small portion of principal prepayments on the mortgage loans in each loan group may be paid to the holders of the subordinated certificates, other than any class of senior support certificates.

                                As a result, the weighted average lives of the subordinated certificates may be longer than would otherwise be the case.

                                See "Summary--Credit Enhancement--Allocation of Losses" and "Description of the
                                Certificates--Allocation        of       Losses;
                                Subordination" in this term sheet supplement.

Certificates entitled to
prepayment charges
                                As set forth in any final term sheet for a class of certificates, the holders of certain certificates may be entitled to prepayment charges collected in respect of the mortgage loans. The yield to maturity of those certificates will depend on the rate and timing of receipt of prepayment charges on the mortgage loans, which are difficult to predict and which may fluctuate significantly over time. Generally, each prepayment charge only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. In addition, under certain instances the payment of any otherwise applicable prepayment charge may be waived by the master servicer. Investors should conduct their own analysis of the effect, if any, that rate and timing of payment of prepayment charges, or decisions by the master servicer with respect to waiver thereof, may have on the performance of those certificates entitled to prepayment charges. There can be no assurance as to the timing or amount of collections of prepayment charges or the effect of prepayment charges on the rate of prepayments on the mortgage loans. Further, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on the certificates entitled to prepayment charges.

                                See "Description of the Mortgage Pool - General" and "Certain Yield and Prepayment Considerations" in this term sheet supplement and "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

Certificates related to
any yield maintenance
agreement
                                As set forth in any final term sheet for a class of certificates, the holders of certain adjustable rate certificates may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. The purpose of a yield maintenance agreement is to partially mitigate the risk to the investors in the related certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

                                However, the amount payable to those investors under a yield maintenance agreement will be based on a notional amount equal to the lesser of the aggregate certificate principal balance of related certificates and an amount determined based on an assumed rate of prepayments on the mortgage loans. Accordingly, if prepayments occur at a slower rate than assumed, the amount payable on the yield maintenance agreement will be less than the amount of interest that would accrue on those certificates at the excess of the index over a certain rate per annum as set forth in the final term sheet for such class. In addition, if the index exceeds a certain rate per annum as set forth in the final term sheet for such class of certificates, no additional amounts are payable under the yield maintenance agreement. Any amount by which the amount paid by the yield maintenance agreement provider is less than the difference between the index plus the related margin and a rate set forth in the final term sheet for such class of certificates will not be payable from any source on that distribution date or any future distribution date.

                                Furthermore, investors under the yield maintenance agreement are subject to the risk that the yield maintenance agreement provider will default on all or a portion of its payment obligations under the yield maintenance agreement.

Certificates related to
any swap agreement.
                                As set forth in any final term sheet for a class of certificates, amounts payable by a swap counterparty under a swap agreement, if any, may be available to pay some interest shortfalls, basis risk shortfalls and to cover some losses. However, no net amounts will be payable by the swap counterparty unless the amount owed by the swap counterparty on a distribution date exceeds the amount owed to the swap counterparty on that distribution date. No assurance can be made that any amounts will be received under any swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls, basis risk shortfalls or losses. Any net swap payment payable to the swap counterparty under the terms of the swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the related certificates. In addition, in certain cases, a swap termination payment payable to the swap counterparty in the event of early termination of the swap agreement may reduce amounts available for distribution to the related certificates.

                                Furthermore, investors under the swap agreement are subject to the risk that the swap counterparty will default on all or a portion of its payment obligations under the swap agreement.

Class M Certificates
                                The yield to investors in the Class M Certificates will be sensitive to the rate and timing of losses on the related mortgage loans, to the extent not covered by excess cash flow or overcollateralization. Losses, other than specified amounts of certain types of losses described in this term sheet supplement, to the extent not covered by excess cash flow or overcollateralization will be allocated to the most subordinate class of Class M Certificates outstanding.

                                See "Description of the Certificates--Allocation of Losses" in this term sheet supplement.

                                 Issuing Entity

        The depositor will establish a trust with respect to each series on the closing date for that series, under a series supplement, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of March 1, 2006, among the depositor, the master servicer and the trustee, together with the series supplement, referred to herein as the pooling and servicing agreement. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date for each series, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 30 years. The mortgage pool may be divided into two or more loan groups. The trust will not have any additional equity. The pooling and servicing agreement for each series will authorize the trust to engage only in selling the certificates in exchange for the mortgage loans included in that trust, entering into and performing its obligations under the pooling and servicing agreement for that series, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series.

        The pooling and servicing agreement will provide that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement will state that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

        Some capitalized terms used in this term sheet supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                           Sponsor and Master Servicer

        Residential Funding Corporation, a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "The Trusts--Mortgage Collateral Sellers" and "--Qualifications of Sellers" in the related base prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Corporation finances its operations primarily through its securitization program.

        Residential Funding Corporation was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased Residential Funding Corporation in 1990. In 1995, Residential Funding Corporation expanded its business to include "Alt-A" first lien mortgage loans, such as the mortgage loans described in the related base prospectus. Residential Funding Corporation also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

Sponsor Securitization Experience

        The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding Corporation for the past five years and for the three months ended March 31, 2006. Residential Funding Corporation sponsored approximately $23.9 billion and $2.4 billion in initial aggregate principal amount of mortgage-backed securities in the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Corporation sponsored approximately $52.1 billion and $2.4 billion in initial aggregate principal amount of mortgage-backed securities in the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume. Sponsor Securitization Experience



                                       First Lien Mortgage Loans
                                                                                                                       Three
                                                                                                                       Months
 Volume by Principal                                                                                                   Ended
       Balance                 2001             2002              2003              2004             2005             3/31/06

Prime Mortgages (1)     $16,387,846,100   $16,177,753,813   $18,964,072,062   $11,953,278,792   $24,149,038,614    $7,135,030,878

Non-Prime Mortgages (2)  $7,566,949,253   $15,475,700,554   $27,931,235,627   $24,408,531,445   $27,928,496,334    $8,748,631,665

Total                   $23,954,795,353   $31,653,454,367   $46,895,307,689   $36,361,810,237   $52,077,534,948   $15,883,662,543

Prime Mortgages (1)              68.41%            51.11%            40.44%            32.87%            46.37%            44.92%

Non-Prime Mortgages (2)          31.59%            48.89%            59.56%            67.13%            53.63%            55.08%

Total                           100.00%           100.00%           100.00%           100.00%           100.00%           100.00%


Percentage Change
from Prior Year (3)

Prime Mortgages (1)              98.71%           (1.28)%            17.22%          (36.97)%           102.03%          (70.45)%

Non-Prime Mortgages (2)           2.60%           104.52%            80.48%          (12.61)%            14.42%          (68.67)%

Total Volume                     53.34%            32.14%            48.15%          (22.46)%            43.22%          (69.50)%


Junior Lien Mortgage Loans
                                                                                                                        Three
                                                                                                                        Months
 Volume by Principal                                                                                                    Ended
       Balance                 2001            2002               2003              2004              2005             3/31/06

Prime Mortgages (1)      $2,438,519,235    $2,875,005,049    $3,207,008,585    $2,085,015,925    $2,409,506,573    $1,129,885,236

Non-Prime Mortgages (2)              -                 -                 -                 -                 -                 -

Total                    $2,438,519,235    $2,875,005,049    $3,207,008,585    $2,085,015,925    $2,409,506,573    $1,129,885,236

Prime Mortgages (1)             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

Non-Prime  Mortgages (2)          0.00%             0.00%             0.00%             0.00%             0.00%             0.00%


Percentage Change
from Prior Year (3)

Prime Mortgages (1)            (12.07)%            17.90%            11.55%          (34.99)%            15.56%          (53.11)%

Non-Prime    Mortgages (2)           -                 -                 -                 -                 -                 -

Total Volume                   (12.07)%            17.90%            11.55%          (34.99)%            15.56%          (53.11)%


                                      S-22

                                       First Lien Mortgage Loans

                                                                                                                           Three
                                                                                                                           Months
 Volume by Number of                                                                                                       Ended
        Loans                    2001               2002              2003              2004              2005            3/31/06

Prime Mortgages (1)             57,758             68,077            86,166            55,773            91,631            26,911

Non-Prime Mortgages (2)         71,443            136,789           200,446           170,696           173,796            51,369

Total                          129,201            204,866           286,612           226,469           265,427            78,280

Prime Mortgages (1)             44.70%             33.23%            30.06%            24.63%            34.52%            34.38%

Non-Prime Mortgages (2)         55.30%             66.77%            69.94%            75.37%            65.48%            65.62%

Total                          100.00%            100.00%           100.00%           100.00%           100.00%           100.00%


Percentage Change
from Prior Year(3)

Prime Mortgages (1)             56.78%             17.87%            26.57%          (35.27)%            64.29%          (70.63)%

Non-Prime Mortgages (2)        (5.21)%             91.47%            46.54%          (14.84)%             1.82%          (70.44)%

Total                           15.14%             58.56%            39.90%          (20.98)%            17.20%          (70.51)%


Junior Lien Mortgage Loans
                                                                                                                           Three
                                                                                                                           Months
    Volume by                                                                                                              Ended
  Number of Loans                2001               2002              2003             2004               2005            3/31/06

Prime Mortgages (1)             62,952             73,188            84,962           51,614             53,071            23,376

Non-Prime Mortgages (2)             -                  -                 -                -                  -                 -

Total                           62,952             73,188            84,962           51,614             53,071            23,376

Prime Mortgages (1)            100.00%            100.00%           100.00%          100.00%            100.00%           100.00%

Non-Prime Mortgages (2)          0.00%              0.00%             0.00%            0.00%              0.00%             0.00%


Percentage Change
from Prior Year (3)

Prime Mortgages (1)           (16.49)%             16.26%            16.09%         (39.25)%              2.82%          (55.95)%

Non-Prime Mortgages (2)             -                  -                 -                -                  -                 -

Total                         (16.49)%             16.26%            16.09%         (39.25)%              2.82%          (55.95)%


(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

Master Servicer Servicing Experience

        The  following  tables  set  forth  the  annual  or  quarterly   average
outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by Residential Funding Corporation for the past five years and for the three months ended March 31, 2006, and the annual or quarterly average number of such loans for the same period, as applicable. Residential Funding Corporation was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Corporation was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                     Master Servicer Servicing Experience



                                        First Lien Mortgage Loans
  Volume by Average
Outstanding Principal                                                                                                 Three Months
       Balance                  2001              2002             2003              2004             2005           Ended 3/31/06

Prime Mortgages (1)       $51,374,446,489   $43,282,264,857   $33,749,084,171   $32,453,682,854   $47,935,800,813   $55,376,887,386

Non-Prime Mortgages (2)   $16,429,992,363   $24,910,565,613   $39,334,697,127   $50,509,138,736   $53,938,083,312   $59,169,752,919

Total                     $67,804,438,852   $68,192,830,470   $73,083,781,298   $82,962,821,591  $101,873,884,125  $114,546,640,305

Prime Mortgages (1)                75.77%            63.47%            46.18%            39.12%            47.05%            48.34%

Non-Prime Mortgages (2)            24.23%            36.53%            53.82%            60.88%            52.95%            51.66%

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

Percentage Change
from Prior Year (3)

Prime Mortgages (1)               (3.91)%          (15.75)%          (22.03)%           (3.84)%            47.71%            15.52%

Non-Prime Mortgages (2)            27.94%            51.62%            57.90%            28.41%             6.79%             9.70%

Total Based on
Average Outstanding
Principal Balance                   2.26%             0.57%             7.17%            13.52%            22.79%            12.44%


                                      S-24

                                        Junior Lien Mortgage Loans
Volume by Average
Outstanding Principal                                                                                                  Three Months
Balance                         2001              2002              2003             2004               2005          Ended 3/31/06

Prime Mortgages (1)        $3,512,887,567    $4,102,615,571    $4,365,319,862    $5,135,640,057    $5,476,133,777    $6,153,955,916

Non-Prime Mortgages (2)    $            0    $            0    $            0    $            0    $            0    $            0

Total                      $3,512,887,567    $4,102,615,571    $4,365,319,862    $5,135,640,057    $5,476,133,777    $6,153,955,916

Prime Mortgages (1)               100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

Non-Prime Mortgages (2)             0.00%             0.00%             0.00%             0.00%             0.00%             0.00%


Percentage Change
from Prior Year(3)

Prime Mortgages (1)                13.85%            16.79%             6.40%            17.65%             6.63%            12.38%

Non-Prime Mortgages (2)                -                 -                 -                 -                 -                 -

Total Based on
Average Outstanding
Principal Balance                  13.85%            16.79%             6.40%            17.65%             6.63%            12.38%


                                        First Lien Mortgage Loans

Volume by Average                                                                                                      Three Months
Number of Loans                     2001              2002             2003               2004             2005       Ended 3/31/06

Prime Mortgages (1)               237,946           202,938           168,654           156,745           201,903           225,750

Non-Prime Mortgages (2)           168,058           242,625           341,863           414,639           411,550           436,089

Total                             406,004           445,563           510,517           571,384           613,453           661,839

Prime Mortgages (1)                58.61%            45.55%            33.04%            27.43%            32.91%            34.11%

Non-Prime Mortgages (2)            41.39%            54.45%            66.96%            72.57%            67.09%            65.89%

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%


Percentage Change
from Prior Year (3)

Prime Mortgages (1)               (6.59)%         (14.71)%           (16.89)%           (7.06)%            28.81%            11.81%

Non-Prime Mortgages (2)            28.76%           44.37%             40.90%            21.29%           (0.74)%             5.96%

Total Based on
Average Number of Loans             5.39%            9.74%             14.58%            11.92%             7.36%             7.89%


(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.


                                       Junior Lien Mortgage Loans
                                                                                                                            Three
Volume  by  Percentage                                                                                                      Months
of  Average  Number of                                                                                                      Ended
Loans                            2001                2002                2003             2004              2005           3/31/06
Prime Mortgages (1)            104,044             118,773             127,833          147,647           143,713          156,161

Non-Prime Mortgages (2)              -                   -                   -                -                 -                -

Total                          104,044             118,773             127,833          147,647           143,713          156,161

Prime Mortgages (1)            100.00%             100.00%             100.00%          100.00%           100.00%          100.00%

Non-Prime Mortgages (2)          0.00%               0.00%               0.00%            0.00%             0.00%            0.00%

Percentage Change
from Prior Year(3)

Prime Mortgages (1)             22.78%              14.16%               7.63%           15.50%           (2.66)%            8.66%

Non-Prime Mortgages (2)             -                   -                   -                -                -                 -
Total Based on
Average Number of Loans         22.78%              14.16%               7.63%           15.50%           (2.66)%            8.66%


(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs. (2)
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.


        Residential Funding Corporation's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool - The Program" in this term sheet supplement. Residential Funding Corporation's material role and responsibilities in this transaction, including as master servicer, are described in the related base prospectus under "The Trusts - Qualification of Sellers" and "The Trusts - Repurchases of Mortgage Collateral" and in this term sheet supplement under "Pooling and Servicing Agreement - The Master Servicer and Subservicers -Master Servicer."

        Residential Funding Corporation's wholly-owned subsidiary, Homecomings Financial Network, Inc., or Homecomings, originated and sold to Residential Funding Corporation certain of the mortgage loans included in the mortgage pool. See "Affiliations Among Transaction Parties," "Description of the Mortgage Pool
- Originators" and "Pooling and Servicing Agreement - The Master Servicer and Subservicers" in this term sheet supplement.

                     Affiliations Among Transaction Parties

The diagram below illustrates the various relationships among the affiliated transaction parties.



                      -------------------------------
                         General Motors Corporation
                      -------------------------------
                                     |
                                     |
                                     |
                      -------------------------------
                         General Motors Acceptance
                                Corporation
                                   (GMAC)
                      -------------------------------
                                     |
                                     |
                                     |
                      -------------------------------
                      Residential Capital Corporation
                      -------------------------------
                                     |
                                     |
                                     |
            ---------------------------------------------------
                  |                                  |
                  |                                  |
   -------------------------------    --------------------------------
   Residential Funding Corporation    Residential Accredit Loans, Inc.
   (Sponsor and Master Servicer)               (Depositor)
   -------------------------------    --------------------------------
                  |
                  |
   -------------------------------
    Homecomings Financial Network
            (Subservicer)
   -------------------------------




                        Description of the Mortgage Pool


General

        The mortgage pool will consist of hybrid adjustable rate mortgage loans, divided into one or more loan groups. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties. The mortgage loans will consist of mortgage loans with terms to maturity of not more than 30 years.

        Some mortgage loans may consist of hybrid adjustable-rate first lien mortgage loans which had principal balances at origination which were less than or equal to the conforming balance. The conforming balance for mortgage loans secured by a single family property is $359,650 for all mortgage loans other than those originated in Alaska and Hawaii, for which it is $539,475. For two-, three- and four- family properties the maximum balance is $460,400, $556,500 or $691,600, respectively, or $690,600, $834,750 and $1,037,400, respectively, if the property is located in Alaska or Hawaii. Some mortgage loans will consist of hybrid adjustable-rate first lien mortgage loans which had principal balances at origination which were less than, equal to or greater than the conforming balance.

        All of the mortgage loans included in the trust established for any series have been or will be purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus, or from HomeComings Financial Network, Inc., a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

        The mortgage loans included in the trust for any series will be selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the Expanded Criteria Program described below based on the sponsor's assessment of investor preferences and rating agency criteria.

        The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans included in the trust established for any series as of the date of issuance of the certificates of that series. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan included in the related mortgage pool as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders of that series in any of those mortgage loans. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its representations and warranties occurs. Accordingly, the only representations and warranties regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the certificateholders of that series will be the limited representations and warranties made by Residential Funding and the depositor described in this paragraph. See "The Trusts--Representations with Respect to Mortgage Collateral" in the related base prospectus.

        The original mortgages for some of the mortgage loans included in the trust established for any series have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was or may be recorded in the name of the originator of the mortgage loan, record ownership was or will be later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

        A certain percentage of the mortgage loans may provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within a certain period following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. The amount of the applicable prepayment charge, to the extent permitted under applicable law, is as provided in the related mortgage note. Applicable law may impose limitations on the amount of the prepayment charge or render such prepayment charge unenforceable. In addition, under certain circumstances the master servicer may waive a prepayment charge. To the extent provided in a final term sheet for a class of certificates, the holders of a specified class of certificates may be entitled to all prepayment charges received on the mortgage loans. In any event, these amounts will not be available for distribution on any of the other offered certificates. See "Description of Certificates - Prepayment Charges" in this term sheet supplement and "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

        In connection with mortgage loans secured by a leasehold interest, if any, Residential Funding shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

        A portion of the mortgage loans included in the trust established for any series may be subject to the Homeownership and Equity Protection Act of 1994, as amended, as of the closing date for that series, and none of the mortgage loans included in the trust established for any series will be loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

        A portion of the mortgage loans included in the trust established for any series may be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "--Static Pool Information" below.

        A portion of the mortgage loans included in the trust established for any series may be Buy-Down Mortgage Loans or mortgage loans that have been made to an international borrower.

        Certain of the stipulations on the characteristics of the mortgage loans included in the trust established for any series may be stipulations regarding the Credit Scores of the related mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust established for any series or that any mortgagor's Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

        A portion of the mortgage loans included in the trust established for any series may provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge generally applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan. Prepayment charges received on the mortgage loans included in the trust established for any series will not be available for distribution on the certificates included in that series. See "Certain Yield and Prepayment Considerations" in this term sheet supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

Static Pool Information

        Current static pool data with respect to mortgage loans serviced by Residential Funding is available on the internet at www.gmacrfcstaticpool.com (the "Static Pool Data"). Information presented under "RALI" as the issuer/shelf and "QA" as the series will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in the mortgage pool for any series, based on underwriting criteria and credit quality, and that information is referred to in this term sheet supplement as Static Pool Data. Static Pool Data that relates to periods prior to January 1, 2006, will not form part of this term sheet supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

        As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

        From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized.

Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

        Charge-offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

Mortgage Rate Adjustment

        The mortgage rates on some of the mortgage loans will remain fixed for an initial period and thereafter will adjust semi-annually to a rate equal to the sum of an index and the note margin set forth in the related mortgage note, subject to certain limitations.

        In the event that the related index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

        The amount of the monthly payment on each mortgage loan will generally be adjusted semi-annually or annually, as applicable, on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date, some or all of the mortgage loans may have not yet reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.

        The initial mortgage rate in effect on a mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

        Because of the periodic rate caps and the generally lower initial mortgage rates on the mortgage loans, in a rising interest rate environment the mortgage rate on the adjustable rate mortgage loans may be lower than prevailing mortgage rates for an extended period of time and therefore the related Net WAC Rate will initially be less than it would have been if all of the related mortgage loans already adjusted to their fully-indexed rate.

Standard Hazard Insurance and Primary Mortgage Insurance

        Subject to limited exceptions, each of the mortgage loans included in the trust established for any series will be required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, subject to limited exceptions, and to the best of the depositor's knowledge, each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

        The primary insurers for the mortgage loans included in the trust for each series will have a claims paying ability acceptable, as of the cut-off date for that series, to the rating agencies that have been requested to rate the related certificates; however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriters. See "Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

The Program

        General. Residential Funding, under its Expanded Criteria Program, or the program, purchases mortgage loans that may not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding in connection with securities issued by the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. However, a portion of the mortgage loans under the program may qualify for the Fannie Mae or Freddie Mac programs. Examples of mortgage loans that may not qualify for such programs include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. See "--Program Underwriting Standards" below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The program is administered by Residential Funding on behalf of the depositor.

        Qualifications of Program Sellers. Each Expanded Criteria Program Seller has been selected by Residential Funding on the basis of criteria described in Residential Funding's Expanded Criteria Seller Guide, or the Seller Guide. See "The Trusts--Qualifications of Sellers" in the related base prospectus.

        Program Underwriting Standards. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor is required to furnish information, which may have been supplied solely in the application, regarding its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. For mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

        Based on the data provided in the application and certain verifications, if required, a determination is made by the original lender that the mortgagor's monthly income, if required to be stated, will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

        Certain of the mortgage loans have been originated under "reduced documentation" or "no stated income" programs, which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator. Under a "no stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

        The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

        Prior to assigning the mortgage loans to the depositor, Residential Funding will have reviewed the underwriting information provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases, determined that the mortgage loans were generally originated in accordance with or in a manner generally consistent with the underwriting standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination described above using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "The Trusts--Underwriting Policies--Automated Underwriting" in the related base prospectus.

        Because of the program criteria and underwriting standards described above, the mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

        Billing and Payment Procedures. The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

        All of the mortgage loans in the mortgage pool were originated in accordance with the underwriting criteria of Residential Funding described under "--The Program" in this term sheet supplement. Residential Funding will review each mortgage loan for compliance with its underwriting standards prior to purchase as described under "The Trusts - Underwriting Policies - Automated Underwriting" in the related base prospectus.

        The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Automated Valuation Models

        In some cases, for mortgage loans underwritten through Residential Funding's automated underwriting system, in lieu of an appraisal, a valuation of the mortgaged property will be obtained by using one of several automated valuation models. There are multiple automated valuation models included in Residential Funding's automated underwriting system. Based upon, among other factors, the geographic area, price range and other attributes of a qualifying mortgage loan, a mortgage loan is directed to the appropriate automated valuation model for that particular mortgage loan. An automated valuation model evaluates, among other things, various types of publicly-available information such as recent sales prices of similar homes within the same price range. Residential Funding uses automated valuation models in lieu of full appraisals for qualifying first lien mortgage loans underwritten through its automated underwriting system which meet specified underwriting criteria and receive an acceptable valuation.

Additional Information

        Prior to the issuance of the offered certificates, Residential Funding Corporation may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy certain characteristics. Residential Funding Corporation may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

        A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                         Description of the Certificates

General

        The trust will issue certificates pursuant to the pooling and servicing agreement. The certificates consist of certain publicly offered classes of certificates as reflected in any final term sheet for a class of certificates, which are referred to collectively as the offered certificates, and one or more classes, if any, of Class B, Class SB, Class R or Class P Certificates which are not publicly offered. The various classes of Class A Certificates are collectively referred to as the Class A Certificates. The various classes of Class R Certificates are referred to collectively as the Class R, or Residual, Certificates. The various classes of Class A Certificates and Class R Certificates are collectively referred to as the Senior Certificates. The various classes of Class M Certificates are referred to collectively as the Class M Certificates. Those classes of certificates that have a pass-through rate based on an index, such as LIBOR, plus a related pass-through margin are referred to collectively as Adjustable Rate Certificates. See "Glossary" in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

        The certificates of any series will evidence the entire beneficial ownership interest in the related trust. For any series, the related trust will consist of:

        o       the mortgage loans;

        o       the cash  deposited in respect of  the mortgage   loans  in  the
                Custodial Account and in the Certificate Account and belonging to the trust;

        o       property   acquired  by  foreclosure   of  the  mortgage   loans
                transferred to that trust or deed in lieu of foreclosure;

        o any applicable primary insurance policies and standard hazard insurance policies;

        o       a   yield  maintenance  agreement,  swap   agreement  or   other
                derivative instrument, if applicable; and

        o       all proceeds of any of the foregoing.

        As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean, in the case of a series with multiple loan groups, the loan group from which a class of certificates will receive distributions of principal and interest, and, in the case of a series with a single loan group, the mortgage pool.

        The offered certificates identified in the final term sheet will be available only in book-entry form through facilities of The Depository Trust
Company, or DTC, and are collectively referred to as the DTC registered certificates.

        The DTC registered certificates of any series will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this term sheet supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

        o all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

        o all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Glossary of Terms

        The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

        Accrued Certificate Interest -- With respect to any class of offered certificates and any distribution date, an amount equal to interest accrued during the related Interest Accrual Period on its Certificate Principal Balance immediately prior to that distribution date at the related pass-through rate for that distribution date, less certain interest shortfalls, including Relief Act Shortfalls, on the mortgage loans described below.

        Accrued Certificate Interest on the offered certificates will be reduced by any Prepayment Interest Shortfall for the related loan group included in the trust established for that series to the extent not covered by the master servicer as described in this term sheet supplement under "Description of the Certificates--Interest Distributions." Further, Accrued Certificate Interest on a class of offered certificates will also be reduced by the interest portions of Realized Losses allocated to that class of certificates through subordination as described in "--Allocation of Losses" below.

        Prepayment Interest Shortfalls and Relief Act Shortfalls will be allocated to the offered certificates, on a pro rata basis, on the basis of Accrued Certificate Interest payable on that distribution date absent those reductions.

        Advance -- As to any mortgage loan and any distribution date, an amount equal to the scheduled payment of principal and interest on that mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

        Available Distribution Amount -- With respect to any distribution date and any series, an amount equal to the aggregate of the following amounts net of, in the case of certificates related to a swap agreement, if any, any net swap payment to the swap counterparty and, in certain cases, any payment related to the early termination of a swap agreement:

        o the aggregate amount of scheduled payments on the mortgage loans included in the trust established for that series due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

        o all unscheduled payments on the mortgage loans included in the trust established for that series, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for these mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

        o all Advances on the mortgage loans included in the trust established for that series made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

        In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans included in the trust established for that series, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this term sheet supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

        Basis Risk Shortfall -- With respect to any class of Adjustable Rate Certificates and any distribution date on which the related Net WAC Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (x) Accrued Certificate Interest for that class calculated at a rate equal to the applicable index plus the related margin, provided that this amount is no greater than Accrued Certificate Interest on that class at a rate specified in the final term sheet with respect to such class of certificates, over (y) Accrued Certificate Interest for that class calculated using the related Net WAC Rate.

        Basis Risk Shortfall Carry-Forward Amount -- With respect to any class of Adjustable Rate Certificates and any distribution date, an amount equal to the amount of the related Basis Risk Shortfall on that class on that distribution date, plus any unpaid Basis Risk Shortfall from prior distribution dates, plus interest thereon to the extent not previously paid from Excess Cash Flow or, if applicable, a yield maintenance agreement, at a rate equal to the applicable index plus the related margin; provided that this rate is no greater than a rate specified in the final term sheet with respect to such class of certificates.

        Capitalization Reimbursement Amount -- With respect to any distribution date and any series, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans included in the trust established for that series during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date for, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date for that series.

        Capitalization Reimbursement Shortfall Amount -- With respect to any distribution date and any series, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans included in the trust established for that series during the preceding calendar month exceeds the amount of principal payments on the mortgage loans in the related mortgage pool included in the related Available Distribution Amount for that series or distribution date.

        Certificate Group -- With respect to each loan group, the related Senior Certificates.

        Certificate Principal Balance -- With respect to any class of offered certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its Certificate Principal Balance in connection with the allocation of Realized Losses in the manner described in this term sheet supplement; provided that, with respect to any Distribution Date, the Certificate Principal Balances of the Class A Certificates and Class M Certificates, beginning with the class of certificates with the highest payment priority, to which a Realized Loss was previously allocated and remains unreimbursed will be increased to the extent of Realized Losses previously allocated thereto and remaining unreimbursed in each case pursuant to any of the distributions described in "--Excess Cash Flow and Overcollateralization" below, but only to the extent of Subsequent Recoveries received during the previous calendar month remaining after giving effect to the distributions described in clause first of "--Excess Cash Flow and Overcollateralization" below. The initial Certificate Principal Balance of the Class SB Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal Balance of the mortgage loans over (b) the initial aggregate Certificate Principal Balance of the offered certificates.

        Class A Principal Distribution Amount--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        (a)     the Principal Distribution Amount  for  that distribution  date;
                and

        (b) the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the Aggregate Adjusted Stated Principal Balance and (y) the excess of the Aggregate Adjusted Stated Principal Balance, over the Overcollateralization Floor.

        Class M Percentage --With respect to each class of the Class M Certificates for any series and any distribution date, a percentage equal to the Certificate Principal Balance of the related class of Class M Certificates of that series immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans immediately prior to that distribution date, but in no event will such percentage exceed 100%.

        Class M Principal Distribution Amount--With respect to any distribution date and each class of Class M Certificates (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M Principal Distribution Amount with respect to any class of Class M Certificates with a higher payment priority or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        (a) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M Principal Distribution Amount for any class of Class M Certificates with a higher payment priority; and

        (b) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates and any Class M Certificates with a higher payment priority (after taking into account the payment of the Class A Principal
                Distribution  Amount  and  the  Class M  Principal  Distribution
                Amount for such classes of Class M Certificates for that distribution date) and (2) the Certificate Principal Balance of such class of Class M Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the Aggregate Adjusted Stated Principal Balance and (y) the excess of the Aggregate Adjusted Stated Principal Balance, over the Overcollateralization Floor.

        Credit Support Depletion Date -- The first distribution date on which the aggregate Certificate Principal Balance of the Class M Certificates and the Class B Certificates has been reduced to zero.

        Due Date -- With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

        Due Period -- With respect to any distribution date, the calendar month in which the distribution date occurs.

        Eligible Master Servicing Compensation -- With respect to any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance as of that distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

        Excess Cash Flow -- With respect to any distribution date, an amount equal to the sum of (a) the excess of (i) the Available Distribution Amount for that distribution date over (ii) the sum of (A) the Interest Distribution Amount for that distribution date and (B) the Principal Remittance Amount for that distribution date to the extent applied to the payment of principal on the offered certificates on that distribution date, (b) the Overcollateralization Reduction Amount, if any, for that distribution date, and (c) in the case of certificates related to a swap agreement, if any, except as provided in any final term sheet for a class of certificates, any net swap payments received by the trust under the swap agreement for that distribution date.

        Excess Overcollateralization Amount -- With respect to any distribution date, the excess, if any, of the Overcollateralization Amount on that distribution date over the Required Overcollateralization Amount for that distribution date.

        Expense Fee Rate -- With respect to any mortgage loan, the rates at which the master servicing and subservicing fees are paid.

        Final Disposition -- With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

        Group Principal Distribution Amount -- On any distribution date, the Class A Principal Distribution Amount for that distribution date multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to such loan group for that distribution date and the denominator of which is the Principal Allocation Amount for all of the mortgage loans for that distribution date.

        Interest Accrual Period -- With respect to any class of Adjustable Rate Certificates and any distribution date, the period commencing on the prior distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding that distribution date. With respect to any other class of certificates and any distribution date, the calendar month preceding the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

        Interest Distribution Amount -- With respect to any distribution date and the offered certificates, the aggregate amount of Accrued Certificate Interest for that distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, together with interest thereon at the Pass-Through Rate in effect for that distribution date, in each case to the extent distributed to the holders of the offered certificates as described under "--Interest Distributions."

        Interest Remittance Amount -- With respect to any distribution date and loan group, the portion of the Available Distribution Amount for that distribution date attributable to interest received or advanced with respect to such loan group.

        Net Mortgage Rate -- With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

        Net WAC Rate -- With respect to any distribution date and loan group, a per annum rate (which will not be less than zero) equal to (i) the weighted average of the Net Mortgage Rates of the mortgage loans in the related loan group using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, minus, in the case of a series of certificates related to a swap agreement, if any, (ii) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or, in certain cases, a swap termination payment payable to the swap counterparty in the event of early termination of the swap agreement as of such distribution date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of such distribution date, adjusted, as appropriate, in the case of certificates that accrue interest on an actual/360 day basis.

        Notional Amount -- As of any date of determination, the Notional Amount of any class of Notional Certificates is equal to the aggregate Certificate Principal Balance (or portion thereof) of the class or classes of certificates described in the final term sheet immediately prior to that date. Reference to a Notional Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

        Notional Certificates -- Any class of certificates for which interest accrues on a Notional Amount based on the aggregate Certificate Principal Balance of another class of certificates.

        Optional Termination Date -- The distribution date on which the aggregate Stated Principal Balance of the mortgage loans then held by the trust fund is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date.

        Overcollateralization Amount -- With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date, over (b) the aggregate Certificate Principal Balance of the Class A, Class M and Class R Certificates before taking into account distributions of principal to be made on that distribution date.

        Overcollateralization Increase Amount -- With respect to any distribution date, an amount equal to the lesser of (i) the Excess Cash Flow available for payment of the Overcollateralization Increase Amount for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below, if any, and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date.

        Overcollateralization Floor -- As set forth in the final term sheet for a class of certificates.

        Overcollateralization Reduction Amount -- With respect to any distribution date on which the Excess Overcollateralization Amount is greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that distribution date and (ii) the Principal Remittance Amount for that distribution date.

        Principal Allocation Amount -- With respect to any distribution date, the sum of (a) the Principal Remittance Amount for that distribution date, (b) any Realized Losses covered by amounts included in clause (iv) of the definition of Principal Distribution Amount and (c) the aggregate amount of the principal portion of Realized Losses on the mortgage loans in the calendar month preceding that distribution date, to the extent covered by Excess Cash Flow included in clause (v) of the definition of Principal Distribution Amount; provided, however, that on any distribution date on which there is (i) insufficient Excess Cash Flow to cover all unpaid Realized Losses on the mortgage loans described in clause (b) above, in determining any Group Principal Distribution Amount, Excess Cash Flow will be allocated to the Class A Certificates, pro rata, based on the principal portion of unpaid Realized Losses from prior distribution dates on the related mortgage loans, and (ii) insufficient Excess Cash Flow to cover all

Realized Losses on the mortgage loans described in clause (c) above, in determining any Group Principal Distribution Amount, the Excess Cash Flow remaining after the allocation described in clause (b) or (i) above, as applicable, will be allocated to the Class A Certificates, pro rata, based on the principal portion of Realized Losses incurred during the calendar month preceding that distribution date on the related mortgage loans.

        Principal Distribution Amount -- With respect to any distribution date, the lesser of (a) the excess of (i) the Available Distribution Amount plus, in the case of certificates related to a swap agreement, if any, except as provided in any final term sheet for a class of certificates, for inclusion in Excess Cash Flow for purposes of clauses (b)(v) and (b)(vi) below, certain amounts received under such swap agreement, over (ii) the Interest Distribution Amount and (b) the sum of the following:

               (i) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

               (ii) the principal portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

               (iii) the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Insurance Proceeds, Liquidation Proceeds and full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period;

               (iv) the lesser of (a) the Excess Cash Flow for that distribution date and (b) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below;

               (v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clause (iv) above on such distribution date, and (b) the principal portion of any Realized Losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid, to the extent covered by Subsequent Recoveries for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below; and

               (vi) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and
        (v) above on such distribution date, and (b) the amount of any Overcollateralization Increase Amount for that distribution date;

                minus

               (vii) the amount of any Overcollateralization Reduction Amount for that distribution date; and

               (viii) any Capitalization Reimbursement Amount.

        In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

        Principal Remittance Amount -- With respect to any distribution date, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

        Record Date -- With respect to any distribution date and (a) the Adjustable Rate Certificates, the business day immediately prior to such distribution date, as long as such certificates are DTC registered (b) for all other classes of certificates the close of business on the last business day of the month next preceding the month in which the related distribution date occurs.

        Required Overcollateralization Amount -- As set forth in the final term sheet for a class of certificates; provided that the Required Overcollateralization Amount may be reduced so long as written confirmation is obtained from each rating agency that the reduction will not reduce the ratings assigned to the Class A Certificates and Class M Certificates by that rating agency below the lower of the then-current ratings or the ratings assigned to those certificates as of the closing date by that rating agency.

        Senior Enhancement Percentage -- With respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates, if any, and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by
(y) the Aggregate Adjusted Stated Principal Balance on that distribution date.

        Sequential Trigger Event -- To the extent provided in any final term sheet for a class of certificates, a Sequential Trigger Event is in effect with respect to any distribution date if, prior to a specified distribution date, the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance as of the cut-off date exceeds the applicable amount as set forth in such final term sheet, or if, after the specified distribution date, a Trigger Event is in effect.

        Sixty-Plus Delinquency Percentage -- With respect to any distribution date on or after the Stepdown Date, the arithmetic average, for each of the three distribution dates ending with such distribution date, of the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution date, including mortgage loans in foreclosure and REO, over (y) the Aggregate Adjusted Stated Principal Balance for the immediately preceding distribution date.

        Stated Principal Balance -- With respect to any mortgage loan and as of any distribution date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

        Stepdown Date -- The earlier to occur of (a) the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (b) the distribution date which is the later to occur of (i) the distribution date as set forth in the final term sheet for a class of certificates and (ii) the first distribution date on which the Senior Enhancement Percentage is equal to or greater than percentage set forth in such final term sheet.

        Subordination Percentage -- With respect to each class of offered certificates, the respective approximate percentage set forth in the final term sheet for a class of certificates.

        Subsequent Recoveries -- Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

        Trigger Event -- A Trigger Event is in effect with respect to any distribution date on or after the Stepdown Date if either (a) the Sixty-Plus Delinquency Percentage for that distribution date exceeds the percentage of the Senior Enhancement Percentage as set forth in the final term sheet for a class of certificates for that distribution date or (b) the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth in the final term sheet for a class of certificates.

Multiple Loan Group Structure

        The mortgage loans in the trust are divided into one or more loan groups, as described above under "Description of the Mortgage Pool." Distributions on the Class A Certificates will be based primarily on amounts received or advanced with respect to the related loan group. However, the Excess Cash Flow for a loan group will be available to pay amounts related to the following for the non-related loan group in the order of priority set forth below and as further described under "--Excess Cash Flow and Overcollateralization" below:

                      o      current Realized Losses;

                      o      overcollateralization;

                      o      Prepayment Interest Shortfalls;

                      o      Basis Risk Shortfalls;

                      o      current period Relief Act Shortfalls; and

                      o      the  principal  portion  of  any  Realized   Losses
                             previously    allocated   thereto    that    remain
                             unreimbursed.

Interest Distributions

        Except as provided in any final term sheet for a class of certificates, on each distribution date, holders of the Class A Certificates will be entitled to receive interest distributions from the related Interest Remittance Amount, on a pro rata basis, in an amount equal to the Accrued Certificate Interest thereon for that distribution date plus any Accrued Certificate Interest, together with interest thereon at the related pass-through rate, remaining unpaid from any prior distribution date.

        Except as provided in any final term sheet for a class of certificates, on each distribution date, holders of each class of the Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, together with interest thereon at the related pass-through rate, to the extent of the Available Distribution Amount remaining after distributions of interest and principal to the Class A Certificates and distributions of interest to any class of Class M Certificates with a higher payment priority.

        As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates of any series is subject to reduction in the event of specified interest shortfalls on the mortgage loans in the related mortgage pool allocable thereto.

        Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

        With respect to any distribution date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation. On any distribution date, Eligible Master Servicing Compensation will be applied to cover Prepayment Interest Shortfalls.

        Prepayment Interest Shortfalls relating to the mortgage loans which are not covered as described above and Relief Act Shortfalls relating to the mortgage loans will be allocated to the related offered certificates, on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these shortfalls, in each case in reduction of Accrued Certificate Interest thereon.

        The ratings assigned to the offered certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls, Basis Risk Shortfall Carry-Forward Amounts or Relief Act Shortfalls. See "--Excess Cash Flow and Overcollateralization" below.

Determination of LIBOR

        LIBOR for any class of Adjustable Rate Certificates and any Interest Accrual Period will be determined as described in the three succeeding paragraphs.

        LIBOR shall be  established  by the trustee  for each  Interest  Accrual
Period. LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

        The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal

Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall, after consultation with the master servicer, select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Prepayment Charges

        To the extent set forth in a final term sheet for a class of certificates, a class of certificates for any series may be entitled to receive on each distribution date any prepayment charges payable in connection with certain principal prepayments on the mortgage loans, unless such prepayment charges are waived as further described below and are not otherwise required to be paid by the master servicer.

        The amount available for distribution to the holders of a class of certificates, if any, entitled to the prepayment charges on any distribution date in respect of prepayment charges is determined by the amount of prepayment charges paid by the mortgagors or the master servicer in connection with principal prepayments on the mortgage loans during the prepayment period applicable for such distribution date.

        Generally, each prepayment charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such prepayment charge. In addition, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on a class of certificates entitled to prepayment charges. See "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

        Pursuant to the pooling and servicing agreement, if a class of certificates is entitled to prepayment charges, the master servicer is not permitted to waive (or permit a servicer to waive) any prepayment charge unless:
(i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or
(iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the master servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. The master servicer is not permitted to waive a prepayment charge in connection with a refinancing of a mortgage loan that is not related to a default or a reasonably foreseeable default. A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

        Investors should note that in certain instances, the amount of a prepayment charge might not be charged to the mortgagor. If the master servicer is not allowed or required to waive (or permit the servicer to waive) the prepayment charge, the amount is required to be remitted by the master servicer; otherwise the master servicer will not have any obligation to make any payments from its own funds in respect of prepayment charges. See "Risk Factors - Certificates entitled to prepayment charges" and "Certain Yield and Prepayment Considerations" herein."

Principal Distributions

        Except as provided in any final term sheet for a class of certificates, holders of each class of the Class A Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the Interest Distribution Amount is distributed and in the manner set forth below, a distribution allocable to principal equal to the related Group Principal Distribution Amount. Except as provided in any final term sheet for a class of certificates, each Group Principal Distribution Amount will be distributed to each class of related Class A Certificates, on a pro rata basis, in accordance with their respective Certificate Principal Balances, until the aggregate Certificate Principal Balance of each class of the Class A Certificates has been reduced to zero; provided, however, that if a Sequential Trigger Event is in effect, each Group Distribution Amount will be distributed sequentially to each class of related Class A Certificates, in order of their numerical designations, in each case until the certificate principal balance of such class has been reduced to zero.

        Except as provided in any final term sheet for a class of certificates, holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount and the Class M Principal Distribution Amount for any class of Class M Certificates with a lower numerical class designation has been distributed, the related Class M Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Excess Cash Flow and Overcollateralization

        Except as provided in any final term sheet for a class of certificates, the pooling and servicing agreement will require that, on each distribution date, the Excess Cash Flow, if any, be applied on any distribution date as follows:

        o first, as part of the Principal Distribution Amount, the principal portion of Realized Losses previously allocated to reduce the Certificate Principal Balance of any class of Class A, Class M or Class B Certificates, if any, and remaining unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

        o second, as part of the Principal Distribution Amount, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

        o third, to pay to the holders of the Class A, Class M and Class B Certificates, if any, the Overcollateralization Increase Amount as part of the Principal Distribution Amount;

        o fourth, to pay the holders of the Class A, Class M and Class B Certificates, if any, the amount of any Prepayment Interest Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto to the extent not covered by Eligible Master Servicing Compensation;

        o fifth, to pay to the holders of the Class A, Class M and Class B Certificates, if any, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon;

        o sixth, after taking into account, if applicable, amounts received under any yield maintenance agreement on that distribution date, to pay to the holders of the Class A Certificates, pro rata, and then to the Class M Certificates and Class B Certificates, if any, in order of priority, any Basis Risk Shortfall Carry-Forward Amount for the related class;

        o seventh, to pay the holders of the Class A, Class M and Class B Certificates, if any, the amount of any Relief Act Shortfalls allocated thereto for that distribution date, on a pro rata basis based on the Relief Act Shortfalls allocated thereto on that distribution date;

        o eighth, to pay the holders of the Class A Certificates, pro rata, and then the Class M Certificates and Class B Certificates, if any, in order of priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

        o ninth, in the case of certificates related to a swap agreement, if any, in certain cases, any payment related to the early termination of a swap agreement.

        o tenth, to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

        On any distribution date, any amounts payable pursuant to clauses first, second and third above as part of the Principal Distribution Amount shall be paid as described in "--Principal Distributions" above. Any amounts payable pursuant to clause eighth above shall not accrue interest or reduce the Certificate Principal Balance of the Class A, Class M and Class B Certificates, if any.

        In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of offered certificates has been reduced to zero, that class of offered certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls and Basis Risk Shortfalls.

        Except as provided in any final term sheet for a class of certificates, the pooling and servicing agreement will require that the Excess Cash Flow, to the extent available as described above and to the extent necessary, will be applied as an accelerated payment of principal on the offered certificates, to the extent that the Required Overcollateralization Amount exceeds the Overcollateralization Amount as of that distribution date. The application of Excess Cash Flow to the payment of principal on a class of offered certificates has the effect of accelerating the amortization of that class of offered certificates relative to the amortization of the mortgage loans.

        Allocation of Losses

        Except as otherwise provided in any final term sheet for a class of certificates, Realized Losses with respect to the mortgage loans will be allocated or covered as follows:

        o first, to the Excess Cash Flow for the related distribution date;

        o second, by the reduction of the Overcollateralization Amount until reduced to zero;

        o third, to each class of the Class B Certificates, if any, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

        o fourth, to each class of the Class M Certificates, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

        o fifth, for losses with respect to any loan group, to the related Class A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

        With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. These losses are referred to in this term sheet supplement as Realized Losses.

        The principal portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of offered certificates will be allocated in reduction of its Certificate Principal Balance, until reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of offered certificates will be allocated in reduction of its Accrued Certificate Interest for the related distribution date. In addition, any allocation of a Realized Loss may be made by operation of the payment priority for the certificates set forth in this term sheet supplement.

        In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates, on each distribution date, holders of each class of the Class A Certificates have a right to distributions of each of the Interest Distribution Amount and Principal Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, if any. In addition, overcollateralization and the application of Excess Cash Flow will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates and Class M Certificates.

        The priority of payments among the Class M Certificates, as described in this term sheet supplement, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest in the trust evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of related Class M Certificates with a lower payment priority and the Class B Certificates, if any.

        In addition, in instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the
Certificates--Servicing and Administration of Mortgage Collateral" in the related base prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan included in the trust established for any series shall not be extended beyond the assumed final distribution date for that series. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below the lesser of (i) one-half of the mortgage rate as in effect on the applicable cut-off date and (ii) the Expense Fee Rate. Further, the aggregate current principal balance of all mortgage loans included in the trust established for any series subject to modifications can be no more than five percent (5%) of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

Advances

        Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

        These Advances are required to be made on mortgage loans included in the trust established for any series only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement for any series will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

        All Advances on mortgage loans included in the trust established for any series will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account with respect to the related loan group prior to distributions on the offered certificates.

        The pooling and servicing agreement for any series will provide that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances on the mortgage loans included in the trust established for that series, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of any certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                   Certain Yield and Prepayment Considerations

General

        The yield to maturity on each class of offered certificates of any series will be primarily affected by the following factors:

        o the rate and timing of principal payments on the mortgage loans in the related loan group or groups included in the trust established for that series, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

        o the allocation of principal payments among the various classes of offered certificates of that series;

        o       realized losses and interest shortfalls on the mortgage loans in
                the  related  loan  group  or  groups   included  in  the  trust
                established for that series;

        o       the  pass-through   rate  on  the  offered   certificates,   and
                fluctuations in any index for the mortgage loans or the offered certificates of that series

        o to the extent provided in any final term sheet for a class of certificates, with respect to any class of certificates intended to be the beneficiary of a yield maintenance agreement, payment, if any, made pursuant to such yield maintenance agreement; and

        o the purchase price paid for the offered certificates of that series.

        For  additional  considerations  relating  to the yields on the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the related base prospectus.

Prepayment  Considerations

        The yields to maturity and the aggregate amount of distributions on each class of the offered certificates of any series will be affected by the rate and timing of principal payments on the mortgage loans in the related loan group or groups included in the trust established for that series. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the related loan groups or groups in the trust established for that series. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans included in the trust established for any series may significantly affect the yield to an investor in that series of certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans included in the trust established for any series and the yields to investors on the certificates of that series may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the related base prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this term sheet supplement and in the related base prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates. The yields to maturity and rate and timing of principal payments on the offered certificates will only be affected by the rate and timing of payments on the mortgage loans in the related loan group, except under the limited circumstances described in this term sheet supplement.

        The mortgage loans may be prepaid by the mortgagors at any time; provided, however, that the mortgage loans may impose a prepayment charge for partial prepayments and full prepayments, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--General" in this term sheet supplement. Unless otherwise specified in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

        To the extent set forth in any final term sheet for a class of certificates, all prepayment charges collected with respect to the mortgage loans will be paid to the holders of a class of certificates, if any, entitled to prepayment charges. In any event, prepayment charges will not be available for distribution on any other offered certificates. The amount available for distribution to the holders of a class of certificates entitled to prepayment charges on any distribution date in respect of prepayment charges is determined by the amount of prepayment charges collected from the mortgagors in connection with principal prepayments on the mortgage loans during the prepayment period applicable to such distribution date. Generally, each prepayment charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. In addition, under certain instances, the master servicer may waive the payment of the prepayment charges. The yield to maturity on a class of certificates entitled to prepayment charges will depend on the rate and timing of receipt of prepayment charges on the mortgage loans, which are difficult to predict and which may fluctuate significantly over time. Investors should conduct their own analysis of the effect, if any, that the rate and timing of payment of prepayment charges may have on the performance of a class of certificates entitled to those charges. Further, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on the class of certificates entitled to prepayment charges. See "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

        Prepayments, liquidations and purchases of the mortgage loans included in the trust established for that series will result in distributions to holders of the related offered certificates of that series of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans in the related mortgage pool. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Also, when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable rates, there may be an increase in prepayments, particularly if the new adjustable rate is higher than the fixed rate. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

        The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring mortgage loans to collateralize securities issued by Residential Funding Mortgage Securities I, Inc. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See "Description of the Mortgage Pool--The Program" in this term sheet supplement. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the related base prospectus.

        The mortgage loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or the applicable subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

        Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement for any series generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

        The yields to maturity of the offered certificates may be affected to the extent any Excess Cash Flow is used to accelerate payments of principal on the offered certificates. In addition, the amount of any Overcollateralization Increase Amount paid to the offered certificates on any payment date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, the level of the index that is used to determine the pass-through rate on certificates and the level of the indices on the mortgage loans.

        Some of the mortgage loans included in the trust established for any series may have interest only periods of varying duration. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates of that series from these mortgage loans during their interest only period except in the case of a prepayment.

        In the case of mortgage loans with an initial interest only period, after the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

        Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

        Sequentially Paying Certificates: The Senior Certificates are entitled to receive distributions in accordance with various priorities for payment of principal. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

        Certificates with Subordination Features: The yield to maturity on the class of Class M Certificates or Class B Certificates, if any, then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans included in the trust established for that series and the timing of those losses because certain amounts of losses that are covered by subordination will be allocated to that class of Class M Certificates or Class B Certificates. After the Credit Support Depletion Date, the yield to maturity of any class of Senior Support Certificates will be extremely sensitive to losses on the mortgage loans, and the timing thereof, because certain losses that would be allocable to the related class or classes of Super Senior Certificates will be allocated to related class or classes of Senior Support Certificates.

Realized Losses and Interest Shortfalls

        The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses on the related mortgage loans, to the extent such losses are not covered by credit support in the form of the Excess Cash Flow, overcollateralization or subordination provided to any class of Super Senior Certificates by a class of related Senior Support Certificates, the Class A Certificates by the Class M Certificates and the Class B Certificates, if any, and, with respect to any Class M Certificates, by any Class M Certificates with a lower payment priority and the Class B Certificates, if any. Furthermore, as described in this term sheet supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses or delinquencies on the related mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

        The amount of interest otherwise payable to holders of the offered certificates of any series will be reduced by any interest shortfalls on the mortgage loans with respect to the related loan group or groups included in the trust established for that series to the extent not covered by the Eligible Master Servicing Compensation and Excess Cash Flow, in each case as described in this term sheet supplement. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this term sheet supplement with respect to Prepayment Interest Shortfalls. Prepayment Interest Shortfalls will only be covered by Eligible Master Servicing Compensation and Excess Cash Flow to the extent described in this term sheet supplement. Relief Act Shortfalls allocated to the offered certificates on a distribution date will only be covered to the extent of Excess Cash Flow available therefor on that distribution date in the manner described under "Description of the Certificates-- Excess Cash Flow and Overcollateralization Provisions." Relief Act Shortfalls will not carry forward or be paid on other distribution dates. See "Description of the Certificates--Interest Distributions" in this term sheet supplement for a discussion of possible shortfalls in the collection of interest.

        The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs with respect to the mortgage loans included in the trust established for any series could in turn delay the distribution of liquidation proceeds to the certificateholders of that series and increase the amount of Realized Losses on those mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan included in the trust established for any series from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust for that series to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates of that series with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--General" in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

Purchase Price

        In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

Pass-Through Rates

        The Pass-Through Rates on each class of offered certificates is based, or subject to a cap equal to, on the weighted average of the Net Mortgage Rates of the related mortgage loans. Consequently, the prepayment of mortgage loans with higher mortgage rates may result in a lower Pass-Through Rate on those classes of offered certificates.

        To the extent the Net WAC Rate is paid on any class of the Adjustable Rate Certificates, the difference between the Net WAC Rate and the pass-through rate on such certificates (but not more than any cap as set forth in the final term sheet for such class of certificates), will create a basis risk shortfall that will carry forward with interest thereon. These basis risk shortfalls will only be payable from Excess Cash Flow or, if applicable, a yield maintenance agreement or other derivative instrument, and, in any event, may remain unpaid on the Optional Termination Date or the applicable final distribution date.

Assumed Final Distribution Date

        The assumed final distribution date with respect to each class of the offered certificates will be specified in the final term sheet for a class of certificates or in the pooling and servicing agreement for that series. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

        Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. For example, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool. In addition, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR.

        Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans in the related mortgage pool could produce slower or faster principal distributions than indicated at the various constant percentages of CPR, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment on the mortgage loans in the related loan group under a variety of scenarios. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

Additional Yield Considerations Applicable Solely to the Residual Certificates

        The after-tax rate of return on the Residual Certificates of any series will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates of that series. Holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates during the early years of the trust for that series that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates of any series may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates of any series will depend on, among other things, the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

        The Residual Certificateholders of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax Consequences" in the related base prospectus.

                         Pooling and Servicing Agreement

General

        The certificates for each series will be issued under a series supplement for that series, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of March 1, 2006, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and Deutsche Bank Trust Company Americas, as trustee. Reference is made to the related base prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates for each series. The offered certificates of any series will be transferable and exchangeable at an office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder of any series without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement for that series. Requests should be addressed to the President, Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

        Under the pooling and servicing agreement of any series, transfers of Residual Certificates of that series are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement for that series. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the related base prospectus. In addition to the circumstances described in the related base prospectus, the depositor may terminate the trustee for any series for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

Custodial Arrangements

        The trustee will be directed to appoint Wells Fargo Bank, N.A., to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage loans. The custodian will maintain mortgage loan files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the sponsor's premises in Minnesota. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

The Master Servicer and Subservicers

        Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

        o       receiving funds from subservicers;
        o       reconciling servicing activity  with  respect  to  the  mortgage loans;
        o       calculating remittance amounts to certificateholders;
        o sending remittances to the trustee for distributions to certificateholders;
        o       investor and tax reporting;
        o       coordinating loan repurchases;
        o       oversight of all servicing activity,   including   subservicers;
        o following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;
        o       approval of loss mitigation strategies;
        o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and
        o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

        The master servicer may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

        For a general description of the master servicer and its activities, see "Sponsor and Master Servicer" in this term sheet supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "The Pooling and Servicing Agreement-Rights Upon Event of Default" in the related base prospectus.

        Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

        o       communicating with borrowers;
        o       sending monthly remittance statements to borrowers;
        o       collecting payments from borrowers;
        o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);
        o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;
        o accurate and timely accounting and administration of escrow and impound accounts, if applicable;
        o       accurate and timely reporting of negative amortization  amounts, if any;
        o       paying escrows for borrowers, if applicable;
        o       calculating and reporting payoffs and liquidations;
        o       maintaining an individual file for each loan; and
        o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

        Homecomings Financial Network, Inc. The subservicing agreement between the Master Servicer and Homecomings provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding Corporation in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings' total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations. Approximately 85% of the mortgage loans currently master serviced by Residential Funding Corporation are subserviced by Homecomings. As of December 31, 2005, Homecomings serviced approximately 782,000 mortgage loans with an aggregate principal balance of approximately $104 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "--Subservicer responsibilities".

        Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

        The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                         Homecomings Servicing Portfolio



                                       First Lien Mortgage Loans
                                                                                                                         Three
                                                                                                                         Months
      Volume by                                                                                                          Ended
  Principal Balance            2001             2002               2003             2004              2005              3/31/06
Prime Mortgages(1)       $25,532,458,680   $27,343,774,000   $29,954,139,212   $31,943,811,060   $44,570,851,126    $49,891,968,825

Non-Prime Mortgages(2)   $17,039,860,699   $27,384,763,000   $39,586,900,679   $44,918,413,591   $52,102,835,214    $53,398,985,646

Total                    $42,572,319,379   $54,728,537,000   $69,541,039,891   $76,862,224,651   $96,673,686,340   $103,290,954,471

Prime Mortgages(1)                59.97%            49.96%            43.07%            41.56%            46.10%             48.30%

Non-Prime Mortgages(2)            40.03%            50.04%            56.93%            58.44%            53.90%             51.70%

Total                            100.00%           100.00%           100.00%           100.00%           100.00%            100.00%


  Percentage Change
  from Prior Year(3)

Prime Mortgages(1)               (6.30)%             7.09%             9.55%             6.64%            39.53%             11.94%

Non-Prime Mortgages(2)            56.49%            60.71%            44.56%            13.47%            15.99%              2.49%

Total                             11.62%            28.55%            27.07%            10.53%            25.78%              6.84%


                                       Junior Lien Mortgage Loans
                                                                                                                         Three
                                                                                                                         Months
      Volume by                                                                                                          Ended
  Principal Balance             2001              2002             2003              2004              2005             3/31/06

Prime Mortgages(1)        $8,024,136,313    $7,627,424,000   $7,402,626,296     $7,569,300,685    $7,442,264,087     $8,808,218,189

Non-Prime Mortgages(2)                 -                 -                -                  -                 -                  -

Total                     $8,024,136,313    $7,627,424,000   $7,402,626,296     $7,569,300,685    $7,442,264,087     $8,808,218,189

Prime Mortgages(1)               100.00%           100.00%          100.00%            100.00%           100.00%            100.00%

Non-Prime Mortgages(2)             0.00%             0.00%            0.00%              0.00%             0.00%              0.00%


  Percentage Change
  from Prior Year(3)
Prime Mortgages(1)                   N/A           (4.94)%          (2.95)%              2.25%           (1.68)%             18.35%

Non-Prime Mortgages(2)               N/A               -                -                   -                -                   -

Total                                N/A           (4.94)%          (2.95)%              2.25%           (1.68)%             18.35%


                                      S-59


                                       First Lien Mortgage Loans
      Volume by                                                                                                              Three
   Number of Loans                                                                                                           Months
                                                                                                                             Ended
                                   2001              2002             2003              2004              2005              3/31/06

Prime Mortgages(1)               133,632           125,209          143,645            150,297           187,773            204,389

Non-Prime Mortgages(2)           168,185           257,077          341,190            373,473           394,776            397,515

Total                            301,817           382,286          484,835            523,770           582,549            601,904
Prime Mortgages(1)                44.28%            32.75%           29.63%             28.70%            32.23%             33.96%

Non-Prime Mortgages(2)            55.72%            67.25%           70.37%             71.30%            67.77%             66.04%

Total                            100.00%           100.00%          100.00%            100.00%           100.00%            100.00%

  Percentage Change
  from Prior Year(3)
Prime Mortgages(1)               (9.85)%           (6.30)%           14.72%              4.63%            24.93%              8.85%

Non-Prime Mortgages(2)            38.47%            52.85%           32.72%              9.46%             5.70%              0.69%

Total                             11.91%            26.66%           26.83%              8.03%            11.22%              3.32%


                                       Junior Lien Mortgage Loans
      Volume by                                                                                                               Three
   Number of Loans                                                                                                            Months
                                                                                                                              Ended
                                   2001              2002            2003                2004               2005             3/31/06

Prime Mortgages(1)               228,946           217,031          211,585            210,778           199,600            225,163

Non-Prime Mortgages(2)                 -                 -                -                 -                  -                  -

Total                            228,946           217,031          211,585            210,778           199,600            225,163

Prime Mortgages(1)               100.00%           100.00%          100.00%            100.00%           100.00%            100.00%

Non-Prime Mortgages(2)             0.00%             0.00%            0.00%              0.00%             0.00%              0.00%


  Percentage Change
  from Prior Year(3)
Prime Mortgages(1)                   N/A           (5.20)%          (2.51)%            (0.38)%           (5.30)%             12.81%

Non-Prime Mortgages(2)               N/A               -                -                  -                 -                   -

Total                                N/A           (5.20)%          (2.51)%            (0.38)%           (5.30)%             12.81%


(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving
        Credit Line Loan   Junior  Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

Servicing and Other Compensation and Payment of Expenses

        The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be a per annum percentage of the outstanding principal balance of that mortgage loan as set forth in the final term sheet for a class of certificates. The servicing fees consist of (a) servicing fees payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

        The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to a per annum percentage of the outstanding principal balance of each mortgage loan. As described in the related base prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to a per annum percentage of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust for any series and incurred by the master servicer in connection with its responsibilities under the related pooling and servicing agreement. The master servicing fee may be reduced if a master servicer is appointed in certain circumstances, but may not be increased. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the related base prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

        The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders, except as may otherwise be set forth in any final term sheet of any series:

---------------------- ----------------------------------- ---------------------
     Description                   Amount                     Receiving Party
---------------------- ----------------------------------- ---------------------
Master Servicer Fee    0.05% per annum of the principal     Master Servicer
                       balance of each mortgage loan
---------------------- ----------------------------------- ---------------------
Subservicer Fee        0.25% per annum of the principal     Subservicers
                       balance of each mortgage loan
                       serviced by a subservicer
---------------------- ----------------------------------- ---------------------

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

        On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series. The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement via the trustee's internet website. See also "Pooling and Servicing Agreement-Reports to Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports.

Voting Rights

        There are actions specified in the related base prospectus that may be taken by holders of certificates of any series evidencing a specified percentage of all undivided interests in the related trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. All voting rights for any series will be allocated among all holders of the certificates of that series as described in the pooling and servicing agreement for that series. The pooling and servicing agreement for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

Termination

        The circumstances under which the obligations created by the pooling and servicing agreement for any series will terminate relating to the offered certificates of that series are described under "The Pooling and Servicing Agreement --Termination; Retirement of Certificates" in the related base prospectus. The master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans included in the trust established for any series is less than 10% of the aggregate principal balance of the mortgage loans included in the trust established for that series as of the cut-off date for that series, after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust for that series, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust for that series shall be made at a price equal to the sum of
(a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase, (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed and (c) in the case of certificates related to a swap agreement, any payment related to the early termination of such swap agreement payable to the swap counterparty then remaining unpaid or which is due as a result of the exercise of such option. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans included in the trust established for that series, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

        Distributions on the certificates of any series relating to any optional termination will be paid, first, to the Class A Certificates, second, to the Class M Certificates in the order of their payment priority, third, to the Class B Certificates, if any, and fourth, except as set forth in the pooling and servicing agreement, to the Class SB Certificates and the Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates of that series if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates of any series, the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

        Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates for any series under the circumstances described in the two preceding paragraphs, the holders of the offered certificates of that series will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates of that series will not be reimbursed. The offered certificates will not receive the amount of any Basis Risk Shortfall or Basis Risk Shortfall Carry Forward Amount in connection with any such purchase of the offered certificates by the master servicer. In addition, distributions to the holders of the most subordinate class of certificates outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

The Trustee

        The trustee under the pooling and servicing agreement (as described below), is a national banking association. Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

        The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

        The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

        The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

        Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                Legal Proceedings

        There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding Corporation, as sponsor and master servicer, Residential Accredit Loans, Inc. as depositor, the trust as the issuing entity, or Homecomings, as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

        Residential Funding and Homecomings are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding Corporation or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                    Material Federal Income Tax Consequences

        Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, exclusive of a yield maintenance agreement, swap agreement or other derivative instrument, if applicable, will qualify as one or more REMICs under the Internal Revenue Code.

        For federal income tax purposes:

        o the Class R Certificates will represent ownership of the sole class of "residual interests" in each REMIC; and

        o each class of offered certificates and the Class SB Certificates will represent ownership of "regular interests" in a REMIC, will generally be treated as debt instruments of that REMIC and, if applicable, will also represent the right to receive payments from a reserve fund, which consists of certain distributions from Excess Cash Flow and, if applicable, payments under the yield maintenance agreement.

        See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        For federal income tax purposes, the offered certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% of the prepayment assumption used to price the offered certificates. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the related base prospectus.

        The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

        If the method for computing original issue discount described in the related base prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

        In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service, or IRS.

        Certain classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. The use of a zero prepayment assumption may be required in calculating the amortization of premium. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the related base prospectus.

        Each holder of an Adjustable Rate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and a right to receive payments from a reserve fund with respect to Basis Risk Shortfall Carry Forward Amounts. The reserve fund will consist of a portion of excess cash flow and amounts received under the interest rate cap agreements. The treatment of amounts received by the holder of an Adjustable Rate Certificate under such certificateholder's right to receive payments under the reserve fund will depend on the portion, if any, of such offered certificateholder's purchase price allocable thereto. Under the REMIC regulations, each holder of an Adjustable Rate Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive certain payments with respect to Basis Risk Shortfall Carry Forward Amounts in accordance with the relative fair market values of each property right. Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss upon disposition. It is intended that certain payments made to the holders of the Adjustable Rate Certificates with respect to Basis Risk Shortfall Carry Forward Amounts be treated as includible in income based on, and the purchase price allocated to the reserve fund may be amortized in accordance with, the tax regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the offered certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund. The OID regulations provide that the trust's determination of the issue price of the REMIC regular interest is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation.

        Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments with respect to Basis Risk Shortfall Carry Forward Amounts as discrete property rights. It is possible that the right to receive payments with respect to the reserve fund could be treated as a partnership among the holders of the Adjustable Rate Certificates and Class SB Certificates, in which case holders of the Adjustable Rate Certificates would be subject to potentially different timing of income and foreign holders of such certificates could be subject to withholding in respect of any payments with respect to the reserve fund. Holders of the Adjustable Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Adjustable Rate Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

        To the extent that the right to receive payments with respect to the reserve fund are characterized as a "notional principal contract" for federal income tax purposes, upon the sale of an Adjustable Rate Certificate, the amount of the sale proceeds allocated to the selling certificateholder's right to receive such payments would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of an Adjustable Rate Certificate would have gain or loss from such a termination of the right to receive payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the reserve fund. In addition, this calculation may have to be adjusted if the recently proposed regulations referred to above apply to the right to receive payments from the reserve fund.

        Gain or loss realized upon the termination of the right to receive certain payments with respect to the reserve fund will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

        This paragraph applies to the portion of each offered certificate exclusive of any rights in respect to payments with respect to Basis Risk Shortfall Carry Forward Amounts. That portion of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the REMIC underlying the certificates would be so treated. In addition, interest on the offered certificates, exclusive of any interest received with respect to Basis Risk Shortfall Carry Forward Amounts, will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that those certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the specified portion of the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the
Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest in that REMIC. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a prohibited transaction tax under the Internal Revenue Code. See "Pooling and Servicing Agreement--Termination" in this term sheet supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the related base prospectus.

        The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of an Adjustable Rate Certificate will be required to allocate a portion of the purchase price paid for its certificates to the right to receive certain payments with respect to the reserve fund. The value of the right to receive any such payments under the reserve fund is a question of fact which could be subject to differing interpretations. Because the right to receive such payments under the reserve fund is treated as a separate right of the Adjustable Rate Certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

        Any money deposited into the reserve fund on a distribution date will be
distributed  to  the   certificateholders  on  the  same  distribution  date  in
accordance with the payment priorities described in this term sheet supplement.

        For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

        The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

        o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

        o       is not a disqualified organization;

        o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

        o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

        o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

        o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

        In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

        The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

        The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000, although certain of their provisions apply only to transfers of residual interests occurring on or after August 19, 2002. See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

        The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the terms of the REMICs that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMICs with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders are encouraged to have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code, may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

        The rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the IRS in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

        An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

        On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests, adopting without change the proposed regulations as described in the related base prospectus. See "Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates--General" in the related base prospectus. These regulations are effective for taxable years ending on or after May 11, 2004. Holders of Residual Certificates are encouraged to consult their tax advisors regarding the effect of these regulations.

        The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

        Residential Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the related base prospectus, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

        Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

        For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this term sheet supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

Penalty Protection

        If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the related base prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                 Use of Proceeds

        The net proceeds from the sale of the offered certificates of any series to the underwriter or the underwriters for any series will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans included in the trust established for that series or for general corporate purposes. See "Method of Distribution" in this term sheet supplement.

                             Method of Distribution

        In accordance with the terms and conditions of the related underwriting agreement for any series, each underwriter set forth in any final term sheet and the prospectus supplement for that series with respect to any class of offered certificates of that series will serve as an underwriter for each applicable class and will agree to purchase and the depositor will agree to sell the offered certificates of that series identified in the final term sheet, except that a de minimis portion of the Residual Certificates of that series will be retained by Residential Funding. Each applicable class of certificates of any series being sold to an underwriter are referred to as the underwritten certificates for that series. It is expected that delivery of the underwritten certificates for any series, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates for any series other than the de minimis portion retained by Residential Funding will be made at the offices of the applicable underwriter on the closing date for that series against payment therefor in immediately available funds.

        In connection with the underwritten certificates of any series, each underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement for that series, to purchase all of each applicable class of the underwritten certificates of that series if any of that class of underwritten certificates of that series are purchased thereby.

        Any related underwriting agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten certificates of that series is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

        The distribution of the underwritten certificates of any series by the applicable underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates for any series, before deducting expenses payable by the depositor, shall be set forth in the prospectus supplement for the series.

        The underwriter for any class of any series may effect these transactions by selling the applicable underwritten certificates of any series to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the applicable underwritten certificates of any series, the underwriter for any class of that series may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates of any series are also underwriters of that series under the Securities Act of 1933. Any profit on the resale of the underwritten certificates of that series positioned by an underwriter would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

        Each underwriting agreement for any series will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no secondary market for the offered certificates. The underwriter for any series may make a secondary market in the underwritten certificates of that series but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

        If more than one underwriter has agreed to purchase the offered certificates, those underwriters will be identified in the final term sheet with respect to such class of certificates.

        The primary source of information available to investors concerning the offered certificates of any series will be the monthly statements discussed in the related base prospectus under "Description of the Certificates--Reports to Certificateholders" and in this term sheet supplement under "Pooling and
Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates of that series. There can be no assurance that any additional information regarding the offered certificates of any series will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates for any series, even if a secondary market for the offered certificates becomes available.

                                 Legal Opinions

        Certain legal matters relating to the certificates of any series will be passed upon for the depositor and Residential Funding Securities Corporation, if it is an underwriter of that series, by Orrick, Herrington & Sutcliffe LLP, New York, New York and for each underwriter of that series other than Residential Funding Securities Corporation by Thacher Proffitt & Wood LLP, New York, New York.

                                     Ratings

        It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated in the final term sheet for such class of certificates by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Standard & Poor's or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch Ratings or Fitch.

        Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the related pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with the related certificates, and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related certificates. Standard & Poor's rating on the certificates of any series will not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. See "Certain Yield and Prepayment Considerations" in this term sheet supplement. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

        The rating assigned by Moody's to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

        The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

        The ratings do not address the likelihood of the receipt of any amounts in respect of Basis Risk Shortfall Carry-Forward Amounts.

        The ratings do not address the likelihood that prepayment charges will be paid to holders of any class entitled to prepayment charges.

        The depositor has not requested a rating on the offered certificates by any rating agency other than Standard & Poor's, Moody's or Fitch. However, there can be no assurance as to whether any rating agency other than the rating agencies designated in the final term sheet for a class of certificates will rate the Senior Certificates or Class M Certificates of any series, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates of any series by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates of any series are subsequently lowered for any reason, no person or entity is obligated to provide any
additional   support  or  credit   enhancement   with  respect  to  the  offered
certificates.

        The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                Legal Investment

        The offered certificates identified in the final term sheet will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

        One or more classes of the offered certificates of any series may be viewed as "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

        The depositor makes no representations as to the proper characterization of any class of the offered certificates of any series for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates of any series under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates of any series. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of the offered certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the related base prospectus.

                              ERISA Considerations

        Any fiduciary that proposes to cause an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA and/or to Section 4975 of the Code (an "ERISA plan") to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA and/or the Code of the ERISA plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit "parties in interest" (as defined in
Section 3(14) of ERISA and "disqualified persons" (as defined in Section 4975(e)(2) of the Code) with respect to an ERISA plan from engaging in specific transactions involving that ERISA plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving ERISA plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving ERISA plans not subject to the requirements of Section 4975 of the Code.

        Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

        Except as noted above, investments by ERISA plans (excluding plans or other retirement arrangements that are subject only to Section 4975 of the Code) are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with the documents governing the ERISA plan. A fiduciary that decides to invest the assets of an ERISA plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

        The U.S. Department of Labor ("DOL") has granted to RFC an individual administrative exemption (the "RFC Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by ERISA plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the RFC Exemption. Assuming that the general conditions of the Exemption are met, the RFC Exemption applies to certificates that qualify for the Exemption and that represent interests in a trust consisting of mortgage loans like the mortgage loans in the trust. For a general description of the RFC Exemption, and the conditions that must be satisfied for the RFC Exemption to apply, see "ERISA Considerations" in the prospectus.

        Any class of certificates rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody's ("Exemption Eligible Certificates") at the time of acquisition may be eligible for relief under the RFC Exemption, considering those certificates without the rights to receive payments with respect to the Swap Agreement. Any person purchasing an Exemption Eligible Certificate and the right to receive payments with respect to the Swap Agreement will have acquired, for purposes of ERISA, (i) the Exemption Eligible Certificate without the right to receive related payments from the Supplemental Interest Trust, and (ii) the right to receive those payments from the Supplemental Interest Trust. The RFC Exemption may not apply to the acquisition, holding or resale of the right to receive payments with respect to the Swap Agreement from the Supplemental Interest Trust. Accordingly, the acquisition of the right to receive payments from the Supplemental Interest Trust by an ERISA plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions issued by the DOL ("Investor-Based Exemptions") may be available with respect to the initial purchase, holding and resale of the right to receive payments from the Supplemental Interest Trust, including, but not limited to:

        o Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

        o PTCE 90-1, regarding investments by insurance company pooled separate accounts;

        o PTCE 91-38, regarding investments by bank collective investment funds;

        o PTCE 95-60, regarding investments by insurance company general accounts; or

        o       PTCE   96-23,   regarding   transactions  negotiated by  certain
                in-house asset managers.

        Those Investor-Based Exemptions may not provide exemptive relief for all transactions for which exemptive relief is provided by the RFC Exemption.

        Each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that as of any date prior to the termination of the Swap Agreement, its acquisition of the Offered Certificate and the right to receive (and its receipt of) payments from the Supplemental Interest Trust are eligible for the exemptive relief available under at least one Investor-Based Exemption or other applicable exemption. An ERISA plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of an ERISA plan in reliance upon the Exemption and any Investor-Based Exemption or other exemption.

        The rating of a security may change. If a class of certificates, such as the subordinate Offered Certificates, is no longer rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although an ERISA plan that had purchased the Offered Certificate when it had an investment grade rating by at least one of S&P, Fitch Ratings or Moody's would not be required by the RFC Exemption to dispose of it). Consequently, transfers of any subordinate Offered Certificates rated below investment grade (collectively, "ERISA Restricted Offered Certificates") will not be registered by the Trustee unless the trustee or the Trustee receives the following:

        o a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Trustee, to the effect that that transferee is neither an ERISA plan nor a person acting on behalf of, or using the assets of, any such ERISA plan or arrangement to effect the transfer;

        o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing subordinate Offered Certificates (but no other ERISA Restricted Offered Certificates) with funds contained in an "insurance company general account," as that term is defined in Section V(e) of PTCE 95-60, and that the purchase and holding of the subordinate Offered Certificates are eligible for exemptive relief under Sections I and III of PTCE 95-60; or

        o an opinion of counsel satisfactory to the Trustee, which opinion of counsel will not be at the expense of the Trustee, that the purchase or holding of the ERISA Restricted Offered Certificates by an ERISA plan, any person acting on behalf of a ERISA plan or using an ERISA plan's assets, is permissible under applicable law, will not result in any non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Servicer, or any subservicer or back-up servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

        In the event that the representation is violated, or any attempt to transfer to an ERISA plan or person acting on behalf of an ERISA plan or using an ERISA plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

        The RFC Exemption imposes certain specific conditions for exemption from the application of Section 406(a), 406(b) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code. These conditions reflect certain limitations on the exemptive relief provided for (i) the sale or transfer of certificates in the initial issuance of certificates between the depositor or underwriter and an ERISA plan when a fiduciary of the ERISA plan is a mortgagor with respect to 5% or less of the fair market value of a trust or an affiliate of such a person, (ii) the direct or indirect acquisition or disposition of certificates in the secondary market by an ERISA plan, and (iii) the holding of certificates by an ERISA plan. These conditions also reflect certain limitations on the exemptive relief provided for transactions under the pooling and servicing agreement associated with the issued certificates and the defeasance and substitution of mortgage obligations in commercial mortgage-backed transactions. See "ERISA Considerations" in the prospectus. The depositor expects that the foregoing specific conditions (if applicable) should be satisfied with respect to the Offered Certificates, so that the RFC Exemption should provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the RFC Exemption are satisfied.

        Prospective ERISA plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the RFC Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each ERISA plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the ERISA plan, taking into account the overall investment policy of the ERISA plan and the composition of the ERISA plan's investment portfolio.

        The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.